UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 30, 2022

VORNADO REALTY TRUST
(Exact Name of Registrant as Specified in Charter)

Maryland	No.	001-11954	No.	22-1657560
(State or Other	(Commission		(IRS Employer
Jurisdiction of Incorporation)	File Number)		Identification No.)
VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No.	001-34482	No.	13-3925979
(State or Other	(Commission		(IRS Employer
Jurisdiction of Incorporation)	File Number)		Identification No.)

888 Seventh Avenue
New York,	New York	10019
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Vornado Realty Trust	Common Shares of beneficial interest, $.04 par value per share	VNO	New York Stock Exchange
Cumulative Redeemable Preferred Shares of beneficial interest, liquidation preference $25.00 per share:
Vornado Realty Trust	5.40% Series L	VNO/PL	New York Stock Exchange
Vornado Realty Trust	5.25% Series M	VNO/PM	New York Stock Exchange
Vornado Realty Trust	5.25% Series N	VNO/PN	New York Stock Exchange
Vornado Realty Trust	4.45% Series O	VNO/PO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
    On June 30, 2022, Vornado Realty L.P. (“VRLP”), the operating partnership through which Vornado Realty Trust conducts its business, amended and extended the maturity of one of its revolving credit facilities (as extended, amended and restated, the “2022 Revolving Credit Facility”), from March 2024 (as fully extended) to December 2027 (as fully extended). The available borrowing amount under the 2022 Revolving Credit Facility was reduced from $1.50 billion to $1.25 billion. The current interest rate on the 2022 Revolving Credit Facility is Term SOFR plus 115 basis points per annum. The current facility fee is 25 basis points per annum. The interest rate is eligible to be reduced by one basis point if Vornado achieves certain sustainability objectives for each fiscal year.

VRLP’s other unsecured revolving facility, in the amount of $1.25 billion (the “2026 Revolving Credit Facility”), matures in April 2026 (as fully extended) and, following the amendment described below, currently bears interest at a rate of Term SOFR plus 119 basis points and has a current facility fee of 25 basis points per annum.

On June 30, 2022, VRLP also amended and extended the maturity of its $800 million term loan (as extended, amended and restated, the “Term Loan”) from February 2024 to December 2027. The current interest rate on the Term Loan is Term SOFR plus 130 basis points. The interest rate is eligible to be reduced by one basis point if Vornado achieves certain sustainability objectives for each fiscal year. Under an existing swap agreement, $750 million of the $800 million loan has been swapped to a fixed rate of 4.05% through October 2023.

The joint lead arrangers and joint bookrunners for the revolving credit facility and unsecured term loan are JPMorgan Chase Bank, N.A., BofA Securities, Inc., PNC Capital Markets LLC, U.S. Bank National Association, and Wells Fargo Securities LLC. JPMorgan Chase Bank, N.A. serves as Administrative Agent and J.P. Morgan Securities LLC serves as Sustainability Structuring Agent. Bank of America, N.A., PNC Bank, National Association, U.S. Bank National Association and Wells Fargo Bank, N.A. serve as Co-Syndication Agents.

Under the terms of the Term Loan and the 2022 Revolving Credit Facility, “Total Outstanding Indebtedness” may not exceed sixty percent (60%) of “Capitalization Value,” which is based on a 6.0% capitalization rate; the ratio of “Combined EBITDA” to “Fixed Charges,” each measured as of the most recently ended calendar quarter, may not be less than 1.40 to 1.00; the ratio of “Unencumbered Combined EBITDA” to “Unsecured Interest Expense,” each measured as of the most recently ended calendar quarter, may not be less than 1.50 to 1.00; “Unsecured Indebtedness” may not exceed sixty percent (60%) of “Capitalization Value of Unencumbered Assets,” each measured as of the most recently ended calendar quarter; and the ratio of “Secured Indebtedness” to “Capitalization Value,” each measured as of the most recently ended calendar quarter, may not exceed fifty percent (50%). The Term Loan and 2022 Revolving Credit Facility also contain standard representations and warranties and other covenants.

The Term Loan and 2022 Revolving Credit Facility each include usual and customary events of default for similar facilities (with applicable customary grace periods) and provide that, upon the occurrence and continuation of an event of default, payment of all amounts outstanding under the applicable credit facility may be accelerated and, in the case of the 2022 Revolving Credit Facility, the lenders’ commitments may be terminated.

On June 30, 2022, VRLP entered into Amendment No. 1 to the 2026 Revolving Credit Facility among VRLP, JPMorgan Chase Bank N.A., as administrative agent, and the lenders party thereto, pursuant to which VRLP made certain changes to conform certain definitions and provisions to the corresponding items of the 2022 Revolving Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure contained in Item 1.01 above is incorporated by reference herein into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being furnished as part of this Current Report on Form 8-K:

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Deirdre Maddock
Name:	Deirdre Maddock
Title:	Chief Accounting Officer (duly authorized officer and principal accounting officer)
Date: July 7, 2022

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)
By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Deirdre Maddock
Name:	Deirdre Maddock
Title:	Chief Accounting Officer of Vornado Realty Trust, sole General Partner of Vornado Realty L.P. (duly authorized officer and principal accounting officer)
Date: July 7, 2022

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